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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-8, No. 333-30016) pertaining to the Water Pik Technologies, Inc. Deferred Compensation Plan of our report dated January 21, 2002, with respect to the consolidated financial statements and schedule of Water Pik Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Woodland Hills, California
March 18, 2002

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Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS